Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                       Unit I

Email  larryodonnellcpa@comcast.net                                                                    Aurora, Colorado    80014

www.larryodonnellcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

View Systems, Inc.

We hereby consent to the inclusion in the foregoing Form S-1 of our report dated March 25, 2010 with respect to our audit of the financial statements of View Systems, Inc. as of December 31, 2009 and 2008 and for the years then ended.

/s/ Larry O'Donnell, CPA PC

Larry O’Donnell, CPA, P.C.

October 7,  2010